Exhibit 10.17

WARNER MUSIC INC.

1633 Broadway

New York, New York 10019

December 2, 2016

Eric Levin

c/o Warner Music Inc.

1633 Broadway

New York, NY 10019

Dear Eric:

Please refer to the employment agreement between Warner Music Inc. (“Company”) and you dated September 30, 2014, as amended by that letter agreement dated October 6, 2015 (as so amended, the “Agreement”).

This letter, when signed by you and countersigned by Company (the “Amendment Date”), shall constitute our agreement to amend the Agreement as set forth herein. Unless otherwise indicated, capitalized terms shall have the meanings set forth in the Agreement.

1.Paragraph 3(a) of the Agreement is hereby amended to provide that effective October 13, 2016, Company shall pay you a salary at the rate of $750,000 per annum. As soon as practicable following the Amendment Date, Company shall pay to you an amount equal to the difference between (a) the salary that would have been payable to you if your annual salary during the period from October 13, 2016 through the Amendment Date was $750,000 and (b) the salary actually paid to you for such period.

2.Paragraph 3(b) of the Agreement is hereby amended to add the following sentence at the end thereof:

“Effective with the 2017 fiscal year, your target bonus for such fiscal year and each fiscal year of the Term thereafter shall be $500,000 or a pro rata portion of such amount for a portion of a fiscal year.”

3.The last sentence of Paragraph 8 of the Agreement is hereby amended and restated in its entirety as follows:

“You shall also be entitled to four (4) weeks of vacation (with pay) during each calendar year of the Term, which vacation shall be taken at reasonable times to be approved by Company and shall be governed by Company’s policies with respect to vacations for executives.”

4.Paragraph 11(e)(ii) of the Agreement is hereby amended and restated in its entirety as follows: “an amount equal to $750,000.”

Except as expressly amended herein, the terms and provisions of the Agreement shall remain in full force and effect.

MR 63487-1

If the foregoing correctly sets forth our understanding, please sign below and return this agreement to Company.

WARNER MUSIC INC.

By:	/s/ Trent N. Tappe
Name:	Trent N. Tappe

Accepted and Agreed:

/s/ Eric Levin
Eric Levin

2

MR 63487-1